UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2021

Autodesk, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 McInnis Parkway

San Rafael, California 94903

(Address of principal executive offices, including zip code)

(415) 507-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ADSK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement

On September 30, 2021, Autodesk, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) by and among the Company, the lenders from time to time party thereto and Citibank, N.A. (“Citibank”), as administrative agent, which provides for an unsecured revolving loan facility in the aggregate principal amount of $1,500,000,000. As of September 30, 2021, the Company had no outstanding revolving loans under the Credit Agreement. The Credit Agreement replaced and terminated the Company’s existing $650,000,000 Amended and Restated Credit Agreement dated as of December 17, 2018, among the Company, the lenders party thereto and Citibank, N.A., as administrative agent.

The Credit Agreement permits the Company to increase the commitments for revolving loans under the Credit Agreement no more than twice a calendar year, up to a maximum aggregate principal amount of $2,000,000,000, subject to the satisfaction of certain customary conditions, including obtaining additional commitments from the lenders then party to the Credit Agreement or new lenders.

The proceeds of the revolving loans under the Credit Agreement may be used by the Company for working capital and general corporate purposes.

Revolving loans under the Credit Agreement will bear interest, at the Company’s option, at either (i) a per annum rate equal to the Base Rate (as defined below) plus a margin of between 0.000% and 0.375%, depending on the Company’s Public Debt Rating (as defined in the Credit Agreement), or (ii) a per annum rate equal to the rate at which dollar deposits are offered in the London interbank market, plus a margin of between 0.785% and 1.375%, depending on Company’s Public Debt Rating. The Credit Agreement includes customary provisions to provide for the eventual replacement of LIBOR as a benchmark interest rate.

In the Credit Agreement, “Base Rate” means a floating rate per annum equal to the greatest of (A) Citibank’s base lending rate, (B) the federal funds rate plus 0.500% and (C) a per annum rate equal to the rate at which dollar deposits are offered in the London interbank market for a period of one month (but not less than zero) plus 1.00%. A default interest rate shall apply on all obligations during a payment event of default under the Credit Agreement at a rate per annum equal to 2.000% above the applicable interest rate.

Under the Credit Agreement, the Company will pay to each lender a facility fee on a quarterly basis based on amounts committed (whether used or unused) under the revolving facility of between 0.090% and 0.250% per annum, depending on the Company’s Public Debt Rating. The Company is also obligated under the Credit Agreement to pay agent fees customary for a credit facility of this size and type.

The Credit Agreement incorporates certain sustainability-linked mechanics. Specifically, the Company’s interest rate margin and facility fee are subject to upward or downward adjustments if the Company achieves, or fails to achieve, certain specified targets based on two key performance indicator metrics: (i) the amount of scope 1 and 2 greenhouse gas emissions from the global operations of the Company and its subsidiaries during a fiscal year less qualified emissions reduction instruments and (ii) the percentage of employees of the Company and its subsidiaries identifying as female working in technical roles.

The Credit Agreement requires the Company to maintain a maximum leverage ratio of Consolidated Covenant Debt to Consolidated EBITDA (each as defined in the Credit Agreement) no greater than 3.50:1.00 during the term of the credit facility, subject to adjustment following the consummation of certain acquisitions up to 4.00:1.00 for up to four consecutive fiscal quarters. In addition, the Credit Agreement contains customary affirmative and negative covenants, including covenants that limit or restrict the ability of the Company and its subsidiaries to, among other things, grant liens on property, enter into certain mergers, dispose of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, materially change their business and incur subsidiary indebtedness, in each case subject to customary exceptions for a credit facility of this size and type.

The Credit Agreement includes customary events of default that include, among other things, non-payment of principal, interest or fees, inaccuracy of representations and warranties, violation of covenants, cross default to certain other indebtedness, bankruptcy and insolvency events, material judgments, change of control and certain material ERISA events. The occurrence of an event of default could result in the acceleration of the obligations under the Credit Agreement.

Citibank and the lender parties to the Credit Agreement, and certain of their respective affiliates, have provided, and in the future may provide, financial, banking and related services to the Company. These parties have received, and in the future may receive, compensation from the Company for these services.

The Credit Agreement is attached hereto as Exhibit 10.1. The above description is qualified in its entirety by reference to such exhibit.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated September 30, 2021, by and among Autodesk, Inc., the lenders from time to time party thereto and Citibank, N.A., as administrative agent, and the other parties thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:	/s/ Stephen W. Hope
Stephen W. Hope
Vice President and Chief Accounting Officer (Principal Accounting Officer)

Date: October 4, 2021